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                                                                     Exhibit 21
                     COMPUCOM SYSTEMS, INC. AND SUBSIDIARIES

                         Subsidiaries of the Registrant

     Exclusive of inactive subsidiaries, the Registrant as of March 11, 2002 had the following subsidiaries:

                                                    Place of
         Name                                     Incorporation
         ----                                     -------------

CompuCom Properties, Inc.                            Delaware

CSI Funding, Inc.                                    Delaware

Northern NEF, Inc.                                   Colorado